Exhibit Number	Description of Exhibit
(14)	Consent of Independent Registered Certified Public Accounting Firm

8

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report of Transamerica Science & Technology VP, Transamerica Munder Net50 VP, Transamerica Value Balanced VP, Transamerica American Century Large Company Value VP, Transamerica T. Rowe Price Equity Income VP, Transamerica Marsico Growth VP, Transamerica T. Rowe Price Growth Stock VP, Transamerica Templeton Global VP, Transamerica Balanced VP, Transamerica Blackrock Large Cap Value VP and Transamerica Jennison Growth VP, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Representations and Warranties” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
January 22, 2010

9